                                                                    Exhibit 10.2



                           SIRIUS SATELLITE RADIO INC.




                                                               November 18, 2004


Mel Karmazin
New York, New York


Dear Mel:

         Sirius Satellite Radio Inc. ("Sirius") hereby agrees to employ you and you hereby agree to accept such employment upon the following terms and conditions:

            1. Term. The term of your employment under this letter agreement (the "Agreement") will commence on the date hereof (the "Effective Date") and, unless earlier terminated by Sirius or by you pursuant to this Agreement, will continue through and until the fifth anniversary thereof (such five-year period, notwithstanding any earlier termination, the "Employment Term").

            2. Title, Reporting and Duties. You will serve as the Chief Executive Officer of Sirius, and Sirius will cause you to be appointed a member of its Board of Directors (the "Board"). You will have all rights, powers, authorities and duties commensurate with the position of Chief Executive Officer. You will report directly and solely to the Board, and all other executive officers of Sirius will report, directly or indirectly, to you. You will devote substantially all your business time and attention to the business of Sirius. However, you will be entitled to engage in any other activity, including service on corporate, charitable and civic boards, that does not materially conflict with the performance of your duties hereunder.

            3. Compensation. As compensation for your services under this Agreement, you will receive the following compensation during the Employment Term, subject to applicable tax withholdings:

               (a) Salary: Sirius will pay to you a base salary in cash at the rate of $1,250,000 per annum, payable in accordance with normal payroll practice.

               (b) Annual Bonus: Sirius will pay to you a cash bonus with respect to each year of the Employment Term in an amount determined by the Compensation Committee of the Board.

               (c) Stock Options: On the Effective Date, Sirius will issue to you an option (the "Option") to acquire 30,000,000 shares of common stock, par value $0.001 per share, of Sirius ("Common Stock") under the Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan (the "Plan"). The Option will be represented by an option agreement identical to the form attached hereto as Exhibit A (the "Option Agreement"). The Option Agreement will provide for (i) an exercise price per share of Common Stock equal to $4.74, the closing price of Common Stock on the date hereof on the NASDAQ National Market, (ii) subject to the termination or accelerated vesting of all or a portion of the shares of Common Stock subject to the Option in the circumstances described in paragraphs 5, 6 and 7 below, the vesting of the Option with respect to 20% of the shares of Common Stock subject thereto on each of the first five anniversaries of the Effective Date and (iii) a term of not less than ten years, unless earlier exercised or terminated.

               (d) Restricted Stock: Promptly following the Effective Date, Sirius will issue to you 3,000,000 shares of restricted Common Stock (the "Restricted Common Stock") under the Plan. The terms of the Restricted Common Stock will be represented by a restricted stock agreement identical to the form attached hereto as Exhibit B (the "Restricted Stock Agreement").

               (e) Sirius will cause a registration statement on Form S-8 (or other appropriate form) to be made and kept effective with respect to the shares of Common Stock subject to the Option and the Restricted Common Stock.

            4. Benefits; Expenses; Location. You will be entitled to participate in all employee benefit plans of Sirius in which other executive officers of Sirius are generally eligible to participate, and you will be eligible for all perquisites made generally available to such other executive officers. You will be reimbursed for all reasonable business expenses incurred in the performance of your duties and for your direct cost of using private aircraft for business travel. Your principal place of business will be at Sirius' New York, New York headquarters, and you will not be required to relocate to any other location without your consent.

            5. Termination by Sirius for Cause or by You without Good Reason.
         (a) The Board may terminate your employment under this Agreement for Cause (as defined below), but only by affirmative vote of two-thirds of the members of the Board (excluding yourself) at a meeting called for such purpose, after ten business days' prior notice to you, at which you and your counsel will have an opportunity to be heard. In addition, you may terminate your employment under this Agreement without Good Reason (as defined below), but only upon six months' prior written notice to the Board. Upon any such termination, (i) Sirius will provide to you (subject to applicable tax withholding) (A) any base salary that is earned but unpaid through the date of such termination, (B) in the case of termination by you without Good Reason, any annual bonus that is earned but unpaid through the date of such termination, (C) any other benefits or rights that are vested, earned or accrued through the date of such termination and (D) reimbursement of any reasonable business expenses incurred prior to the date of such termination and
         (ii) (A) in the case of termination by you without Good Reason, any portion of the Option that is vested as of the date of such termination will continue to be exercisable by you for a period of at least 90 days after such date, any portion of the

         Option that is unvested will terminate and any unvested shares of Restricted Common Stock will be forfeited and (B) in the case of termination by the Board for Cause, the Option will be canceled as of the date of such termination and any unvested shares of Restricted Common Stock will be forfeited.

               (b) For purposes of this Agreement, the term "Cause" means (i) conviction of, or plea of guilty or nolo contendre to, embezzlement, fraud or other conduct constituting a felony, (ii) willful commission of a material fraud against Sirius or its subsidiaries, (iii) willful and continuing refusal to substantially perform a material obligation under this Agreement after a written demand for performance has been delivered to you by the Board, other than as a result of your death or Disability (as defined below), or (iv) willful misconduct that results in demonstrable and material financial harm to Sirius or its subsidiaries, provided that prior to the Board's terminating your employment for any such refusal or any such misconduct, (A) the Board will give you written notice setting forth the exact nature of the alleged refusal or misconduct and (B) you will have ten business days from the date of such notice within which to cure, and if so cured, the Board may not terminate your employment for Cause for the reasons stated in the notice. No action or omission on your part will be treated as "willful" unless not in good faith and without the reasonable belief by you that such act or omission was in the best interests of Sirius.

               (c) For purposes of this Agreement, the term "Good Reason" means
         (i) any reduction or other adverse change in your titles, duties, responsibilities or line of reporting as set forth in paragraph 2 above (which, in the case of your directorship, will not include the failure of the Sirius stockholders to elect you to the Board) or (ii) any other material breach by Sirius of the terms of this Agreement.

            6. Termination by Sirius without Cause or by You with Good Reason. The Board may terminate your employment under this Agreement without Cause, but only by action of the Board at a meeting called for such purpose. In addition, you may terminate your employment under this Agreement with Good Reason, but only upon ten business days' prior written notice to the Board, provided that prior to your termination of employment, Sirius will have ten business days from the date of such notice within which to cure, and if so cured, you may not terminate your employment for Good Reason for the reasons stated in the notice. Upon any such termination, (i) Sirius will provide to you (subject to applicable tax withholding) (A) your then current base salary through the remainder of the Employment Term, (B) any annual bonus earned but unpaid through the date of such termination and, to the extent a bonus plan is established for you, a pro rata portion of the target bonus amount for the year in which such termination occurs, (C) any other benefits or rights that are vested, earned or accrued through the date of such termination, (D) reimbursement of any reasonable business expenses incurred prior to the date of such termination and (E) medical and life insurance benefits through the remainder of the Employment Term, subject to the terms and conditions of the applicable plan or policy as in effect from time to time, and (ii) the Option will immediately become vested and exercisable in full, and will continue to be exercisable by you for at least 12 months after such date, and the Restricted Common Stock will immediately become fully vested and free of restrictions.

            7. Death or Disability. (a) The Board may terminate your employment under this Agreement upon your death or Disability. Upon any such termination, (i) Sirius will provide to you or your beneficiary or estate (subject to applicable tax withholding) (A) any base salary or annual bonus that is earned but unpaid through the date of such termination, (B) any other benefits or rights that are vested, earned or accrued through the date of such termination and (C) reimbursement of any reasonable business expenses incurred prior to the date of such termination and (ii) the Option will immediately become vested and exercisable in full, and will continue to be exercisable by you or your beneficiary or estate for at least 12 months after such date, and the Restricted Common Stock will immediately become fully vested and free of restrictions.

               (b) For purposes of this Agreement, the term "Disability" means that you are unable to perform the essential duties and functions of your position because of a disability, after reasonable accommodation for 180 days within any 365 day period. Upon making a determination of Disability, Sirius will determine the date of your termination of employment.

            8. Change in Control. Upon the occurrence of a "change in control", and notwithstanding the subsequent termination of your employment for any reason, the Option will immediately become vested and exercisable in full and the Restricted Common Stock will immediately become fully vested and free of restrictions. For purposes of this Agreement, the term "change in control" means the occurrence of any of the following:
         (i) the sale, transfer or other disposition, in one or a series of related transactions, of all or substantially all the assets of Sirius to any "person" or "group" (as such terms are used in Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), (ii) any person or group is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the voting stock of Sirius, including by way of merger, consolidation or otherwise, or (iii) at any time during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (together with any new directors whose election to the Board was approved by a vote of a majority of the directors, then still in office, who were either directors at the beginning of such period or whose election was previously so approved) cease for any reason to constitute a majority of the Board, then in office.

            9. Excise Tax Gross-Up. If it is determined that any payment or benefit provided to you (whether hereunder or otherwise by Sirius or its subsidiaries, or as a result of the acceleration of vesting or cash-out of the Option or the acceleration of the vesting and transferability of the Restricted Common Stock) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties thereon (the "Excise Tax"), then Sirius will pay to you an additional cash payment (the "Gross-up Payment") in an amount such that the after-tax proceeds of such Gross-up Payment (including any income tax or Excise Tax on such Gross-up Payment) will be equal to the amount of the Excise Tax. The amount of the Gross-up Payment will be determined by an independent accounting firm acceptable to you, and all costs and expenses incurred in connection with such determination will be born by Sirius. Sirius will pay the Gross-up Payment to you promptly following such accounting firm's determination that a Gross-up Payment is due with respect to the applicable Payment, provided that Sirius may withhold and pay over to the Internal Revenue Service (or other applicable taxing authority) all or a portion of the Gross-up Payment as required by applicable tax law. If, subsequent to a Gross-up Payment, Sirius wishes to contest with the Internal Revenue Service whether the Excise Tax was properly owed by you, you will reasonably cooperate with Sirius in such contest. In the event that you receive any refund with respect to such Excise Tax, you will repay to Sirius the amount so refunded. All costs and expenses incurred in connection with such contest will be born by Sirius.

            10. Indemnification. Sirius will indemnify and hold you harmless, to the maximum extent permitted by law and the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of Sirius, against judgments, fines, amounts paid in settlement of and reasonable expenses incurred by you in connection with any action, proceeding or appeal therefrom in which you are a party by reason of your position as a director or officer of Sirius or otherwise or for any acts or omissions made by you in good faith in the performance of any of your duties. Sirius will maintain customary directors and officers liability insurance coverage for you during the Employment Term and any applicable statute of limitations.

            11. Authorization. Sirius and the Board have taken all actions necessary or appropriate to authorize and approve the entry by Sirius into this Agreement and the grant of the Option and the Restricted Common Stock.

            12. Confidentiality. You will not, during the Employment Term or thereafter, intentionally disclose to any third party any trade secret or other confidential information of Sirius or its subsidiaries, other than, in your good faith determination, as required by law or in connection with the performance of your duties, provided that confidential information does not include any information that becomes publicly available (other than as a result of disclosure by you) or that becomes available to you on a non-confidential basis.

            13. Release of Claims. In the event your employment is terminated in the circumstances described in paragraph 6 above, you will execute and deliver to Sirius a customary waiver and release of all claims and causes of action you may have against Sirius and its subsidiaries and affiliates, other than your rights under this Agreement, the Option Agreement, the Restricted Stock Agreement, the Plan and the Amended and Restated Certificate of Incorporation and Amended and Restated By-Laws of Sirius.

            14. Miscellaneous. This Agreement and all matters arising hereunder will be governed by the laws of the State of New York, and any action to enforce this Agreement will be brought in the courts located in the City of New York. This Agreement may be amended or modified only by a written instrument signed by Sirius and you. This Agreement may not be assigned by Sirius or you without the other party's written consent, except that Sirius may assign this Agreement to any affiliate or successor in interest to Sirius. You will not be required to mitigate damages or seek other employment following the termination of your employment hereunder as a condition to receiving any payment or benefit provided hereunder, and no such payment or benefit will be reduced as a result of any such subsequent employment.



                                         SIRIUS SATELLITE RADIO INC.,

                                            By
                                               /s/ Patrick L. Donnelly
                                               ---------------------------------
                                               Patrick L. Donnelly
                                               Executive Vice President, General
                                               Counsel and Secretary


Accepted and agreed as of the date first above
written:
                      /s/ Mel Karmazin
         ---------------------------------------
                          Mel Karmazin

                                                                       Exhibit A




THIS OPTION MAY NOT BE TRANSFERRED EXCEPT BY WILL OR UNDER THE LAWS OF DESCENT AND DISTRIBUTION.



                             SIRIUS SATELLITE RADIO

                       2003 LONG-TERM STOCK INCENTIVE PLAN

                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (this "Agreement"), dated November 18, 2004, between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), and MEL KARMAZIN (the "Employee").

         1. Grant of Option; Vesting. (a) Subject to the terms and conditions of this Agreement, the Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan (as amended, the "Plan"), and the Employment Agreement, dated November 18, 2004, between the Company and the Employee (the "Employment Agreement"), the Company hereby grants to the Employee the right and option (this "Option") to purchase up to thirty million (30,000,000) shares (the "Shares") of common stock, par value $0.001 per share, of the Company at a price per share of $4.74 (the "Exercise Price"). This Option is not intended to qualify as an Incentive Stock Option for purposes of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). In the case of any stock split, stock dividend or like change in the Shares occurring after the date hereof, the number of Shares and the Exercise Price shall be adjusted as set forth in
Section 4(b) of the Plan.

         (b) Subject to the terms of this Agreement, this Option shall vest and become exercisable with respect to the Shares according to the following schedule:

                                                    Vested Percentage
                                                    -----------------
                          Date                        of the Shares
                          ----                        -------------
                 November 18, 2005                     20 percent
                 November 18, 2006                     40 percent
                 November 18, 2007                     60 percent
                 November 18, 2008                     80 percent
                 November 18, 2009                    100 percent


Notwithstanding the foregoing, all unvested outstanding Options shall vest in full and become exercisable upon a Change of Control (as defined in the Plan).

         (c) If the Employee's employment with the Company terminates for any reason, this Option, to the extent not then vested, shall immediately terminate without consideration; provided, that if the Employee's employment is terminated
(x) due to death or Disability (as defined in the Employment Agreement), (y) by the Company without Cause (as defined in the Employment Agreement), or (z) by the Employee for Good Reason (as defined in the Employment Agreement), the unvested portion of this Option, to the extent not previously cancelled or forfeited, shall immediately become vested and exercisable.

         2. Term. This Option shall terminate on November 17, 2014, provided that if:

               (a) the Employee's employment with the Company is terminated due to the Employee's death or Disability, by the Company without Cause or by the Employee for Good Reason, the Employee may exercise this Option in full until one year following the date of such termination (at which time the Option shall be cancelled), but not later than November 17, 2014;

               (b) the Employee's employment with the Company is terminated for Cause, the Option shall be cancelled upon the date of such termination; and

               (c) the Employee voluntarily terminates his employment with the Company without Good Reason, the Employee may exercise the vested portion of this Option until ninety days following the date of such termination (at which time the Option shall be cancelled), but not later than November 17, 2014.

         3. Exercise. Subject to Sections 1 and 2 of this Agreement and the terms of the Plan, this Option may be exercised, in whole or in part, by means of a written notice of exercise signed and delivered by the Employee (or, in the case of exercise after death of the Employee, by the executor, administrator, heir or legatee of the Employee, as the case may be, or, in the case of exercise after the termination of the Employee as a result of a Disability under circumstance in which it is reasonable to conclude that the Employee does not have the ability to exercise this Option, by the person or persons who have been legally appointed to act in the name of the Employee) to the Company at the address set forth herein for notices to the Company. Such notice shall (a) state the number of Shares to be purchased and the date of exercise, and (b) be accompanied by payment of the Exercise Price in cash or such other method of payment as may be permitted by Section 6(d) of the Plan, subject, in the case of a broker-assisted exercise, to applicable law.

         4. Non-transferable. This Option may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than (a) by will or by the applicable laws of descent and distribution or
(b) in accordance with the provisions of Section 14(a)(iii) of the Plan, and shall not be subject to execution, attachment or similar process. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of the Option or of any right or privilege conferred hereby shall be null and void.

         5. Withholding. Prior to delivery of the Shares purchased upon exercise of this Option, the Company shall determine the amount of any United States federal, state and local income tax, if any, which is required to be withheld under applicable law and shall, as a condition of exercise of this Option and delivery of certificates representing the Shares purchased upon exercise of this Option, collect from the Employee or, subject to such rules as may be established by the administrator of the Plan, from a broker who has been instructed by the Employee to sell Shares deliverable upon exercise of this Option, the amount of any such tax to the extent not previously withheld.

         6. Rights of the Employee. Neither this Option, the execution of this Agreement nor the exercise of any portion of this Option shall confer upon the Employee any right to, or guarantee of, continued employment by the Company, or in any way limit the right of the Company to terminate employment of the Employee at any time, subject to the terms of the Employment Agreement or any other written employment or similar agreement between the Company and the Employee.

         7. Professional Advice. The acceptance and exercise of this Option may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Employee. Accordingly, the Employee acknowledges that the Employee has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and this Option.

         8. Agreement Subject to the Plan. The Option and this Agreement are subject to the terms and conditions set forth in the Plan, which terms and conditions are incorporated herein by reference. A copy of the Plan previously has been delivered to the Employee. This Agreement, the Employment Agreement and the Plan constitute the entire understanding between the Company and the Employee with respect to this Option.

         9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to its conflict of laws principles, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

         10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three business days after being sent by certified mail, postage prepaid, return receipt requested or one business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): Company: Sirius Satellite Radio Inc., 1221 Avenue of the Americas 36th Floor, New York, New York 10020, Attention: General Counsel; Employee: Address on file at the office of the Company. Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

         11. Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         12. Amendment. The rights of the Employee hereunder may not be impaired by any amendment, alteration, suspension, discontinuance or termination of the Plan or this Agreement without the Employee's consent.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                SIRIUS SATELLITE RADIO INC.


                                By:
                                   ---------------------------------------------
                                   Patrick L. Donnelly
                                   Executive Vice President, General Counsel and Secretary


                                EMPLOYEE


                                By:
                                   ---------------------------------------------
                                   Mel Karmazin

                                                                       Exhibit B



                             SIRIUS SATELLITE RADIO

                         2003 LONG-TERM STOCK INCENTIVE
                                      PLAN


                     STOCK OPTION RESTRICTED STOCK AGREEMENT


         THIS RESTRICTED STOCK AGREEMENT (this "Agreement"), dated November 18, 2004 ("Date of Grant"), between SIRIUS SATELLITE RADIO INC., a Delaware corporation (the "Company"), and MEL KARMAZIN (the "Employee").

         1. Grant of Restricted Stock. Subject to the terms and conditions of this Agreement, the Company hereby grants to the Employee three million (3,000,000) restricted Shares ("Restricted Stock"). This grant is made pursuant to the terms of the Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan (as amended, the "Plan"), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

         2. Vesting. The Restricted Stock shall vest with respect to 20% of the Restricted Stock initially granted hereunder (as adjusted under Section 5) on each of the first five anniversaries of the date hereof, subject to the Employee's continued employment on each such anniversary. Upon any termination of the Employee's employment with the Company, any Restricted Stock that has not theretofore become vested in accordance with the prior sentence shall immediately be canceled and forfeited (including any right to vote such Restricted Stock and receive dividends with respect thereto); provided, however, that if the Employee's employment is terminated (i) by the Company due to death or Disability (as defined in the Employment Agreement dated November 18, 2004 between the Employee and the Company (the "Employment Agreement")) or without Cause (as defined in the Employment Agreement), any unvested Restricted Stock shall vest or (ii) by the Employee for Good Reason (as defined in the Employment Agreement), any unvested Restricted Stock shall vest.

         3. Rights of a Stockholder. Commencing on the date the certificates evidencing the Restricted Stock are registered in the name of the Employee on the stock transfer books of the Company, the Employee shall be the record owner of the Restricted Stock unless and until such Restricted Stock shall be canceled or forfeited. As record owner, the Employee shall be entitled to all rights of a holder of common stock of the Company, including, without limitation, voting rights with respect to such Restricted Stock and the right to receive, subject to Section 5, all dividends paid on such Restricted Stock; provided, however, that the Restricted Stock shall be subject to the limitations on transfer and encumbrance set forth in Sections 4 and 6.

         4.  Certificates.

         (a) Certificates evidencing the Restricted Stock shall be issued under the Plan by the Company as soon as practicable following the date hereof and, when issued, shall be registered in the name of the Employee on the stock transfer books of the Company and deposited by the Employee with the Company. The certificates shall remain in the physical custody of the Company or its designee at all times prior to the vesting of the Restricted Stock pursuant to
Section 2. As a condition to the issuance of the Restricted Stock, the Employee shall deliver to the Company a stock power, duly endorsed in blank, relating to the Restricted Stock. No certificates shall be issued for fractional Shares. The certificates shall bear the following, or a substantially similar, legend:

         The transferability of this certificate and the shares of common stock represented hereby is subject to the terms and conditions, including forfeiture, contained in the Amended and Restated Sirius Satellite Radio 2003 Long-Term Stock Incentive Plan and an Agreement entered into between the registered owner and Sirius Satellite Radio Inc. Copies of such Plan and Agreement are on file in the executive office of Sirius Satellite Radio Inc., 1221 Avenue of the Americas, 36th Floor, New York, NY 10020.

         (b) When the Restricted Stock (or a portion thereof) becomes vested, the Company shall deliver as soon as practicable after such vesting to the Employee, or the Employee's legal representative, beneficiary or heir, a certificate or certificates, without the legend referred to in Section 5(a) above, for such Shares. At such time, this Agreement and the related stock power shall terminate as to those Shares.

         (c) If the Company determines that any issuance or delivery of Shares to the Employee pursuant to this Agreement will violate the requirements of any applicable federal or state laws, rules or regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, or the Exchange Act), such issuance or delivery may be postponed until the Company is satisfied that the distribution will not violate such laws, rules or regulations. Any such Shares shall be subject to such stop transfer orders and other restrictions as the Committee or the Company may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange or national market upon which such Shares are listed and any applicable federal, state or foreign laws, rules or regulations. Certificates delivered to Employees may bear such legends as the Company may deem advisable.

         5. Events. Notwithstanding the foregoing, in the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event of or by the Company, or a merger, consolidation, acquisition of property or shares, separation, spinoff, reorganization, stock rights offering, liquidation, disaffiliation, or similar event of or by the Company, unless otherwise provided in the Plan, any consideration received by the Employee in respect thereof shall be subject to the vesting rules applicable to the Restricted Stock and set forth in Section 2.

         6. Non-transferable. The Restricted Stock may not, at any time prior to becoming vested in accordance with Section 2, be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. At any time prior to becoming vested in accordance with
Section 2, any attempt to sell, assign, alienate, pledge, attach or otherwise transfer or encumber the Restricted Stock or of any right or privilege conferred hereby shall be null and void; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance.

         7. Withholding. Prior to delivery of the Shares pursuant to this Agreement, the Company shall determine the amount of any United States federal, state and local income tax, if any, which is required to be withheld under applicable law and shall, as a condition of delivery of certificates representing the Shares pursuant to this Agreement, collect from the Employee the amount of any such tax to the extent not previously withheld.

         8. Rights of the Employee. Neither this Agreement nor the Restricted Stock shall confer upon the Employee any right to, or guarantee of, continued employment by the Company, or in any way limit the right of the Company to terminate the employment of the Employee at any time, subject to the terms of the Employment Agreement or similar agreement between the Company and the Employee.

         9. Professional Advice. The acceptance of the Restricted Stock may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Employee. Accordingly, the Employee acknowledges that the Employee has been advised to consult his or her personal legal and tax advisor in connection with this Agreement and the Restricted Stock.

         10. Agreement Subject to the Plan. This Agreement and the Restricted Stock are subject to the terms and conditions set forth in the Plan, which terms and conditions are incorporated herein by reference. A copy of the Plan previously has been delivered to the Employee. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail. This Agreement, the Employment Agreement and the Plan constitute the entire understanding between the Company and the Employee with respect to the Restricted Stock.

         11. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws principles, and shall bind and inure to the benefit of the heirs, executors, personal representatives, successors and assigns of the parties hereto.

         12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered personally or when telecopied (with confirmation of transmission received by the sender), three business days after being sent by certified mail, postage prepaid, return receipt requested or one business day after being delivered to a nationally recognized overnight courier with next day delivery specified to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  Company:         Sirius Satellite Radio Inc.
                                   1221 Avenue of the Americas
                                   36th Floor
                                   New York, New York 10020
                                   Attention:  General Counsel


                  Employee:        Mel Karmazin
                                   Address on file at the
                                   office of the Company

Notices sent by email or other electronic means not specifically authorized by this Agreement shall not be effective for any purpose of this Agreement.

         13. Binding Effect. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance or transfer, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         14. Amendment. The rights of the Employee hereunder may not be impaired by any amendment, alteration, suspension, discontinuance or termination of the Plan or this Agreement without the Employee's consent.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                SIRIUS SATELLITE RADIO INC.


                                By:
                                   ---------------------------------------------
                                   Patrick L. Donnelly
                                   Executive Vice President, General Counsel and Secretary


                                EMPLOYEE


                                By:
                                   ---------------------------------------------
                                   Mel Karmazin